Exhibit 99.1

Marlin Business Services Corp. Declares Special Dividend

Mount Laurel, NJ, September 4, 2013 – Marlin Business Services Corp. (NASDAQ: MRLN) today announced that its Board of Directors has authorized the declaration of a special dividend of $2.00 per share. The special dividend is payable on September 26, 2013 to shareholders of record as of September 16, 2013. The Company’s Board does not expect the special dividend to affect the payment of the regular quarterly dividends, which remain subject to Board approval.

“Marlin’s strong operating performance has put the Company in a position to return excess capital to our shareholders while still maintaining a strong capital position to support our strategic plan. It is also in keeping with our ongoing commitment to prudently manage capital and total shareholder return,” says Daniel P. Dyer, co-founder and Chief Executive Officer. “Along with the Company’s regular quarterly dividend, the Company also maintains a stock repurchase program. The payment of cash dividends, along with the stock repurchase program, reflects the Company’s commitment to our shareholders and the Board’s confidence in the Company’s business strategy,” says Mr. Dyer.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin’s mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq: MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.